UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Arapahoe Road

Boulder, CO 80302

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

TransBiotec, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	None

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On November 17, 2020, we received a Notice of Conversion from IDTEC, LLC, informing us that IDTEC desired to convert its 10% convertible promissory note dated June 6, 2020, in the principal amount of $1,485,189 into shares of our common stock. As of November 17, 2020, we owed IDTEC a total of $1,551,514 in principal and interest under the promissory note. Under the terms of the promissory note, the principal and interest due under the note is convertible into shares of our common stock at $0.50 per share. As a result, on December 7, 2020, we issued IDTEC 3,103,028 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR Safe, LLC, notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 2,700,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR Safe, LLC automatically converted into 2,700,000 shares of our common stock. In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR Safe, LLC accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates. Our management and Board of Directors elected to pay SOBR Safe, LLC the accrued dividends in shares of our common stock. Based on the price of our common stock on the applicable dividend dates, we owed SOBR Safe, LLC 43,169 share of our common stock in full satisfaction of the accrued dividends. As a result, on December 15, 2020, we issued SOBR Safe, LLC 2,743,169 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

Under an Employment Agreement with Kevin Moore dated October 25, 2019, we agreed to issue Mr. Moore an aggregate of 72,159 shares of our common stock for services provided to us for October 2019, November 2019 and December 2019 (24,053 per month). We never issued the shares. As a result, on December 15, 2020, we issued Mr. Moore 72,159 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was is one of our officers and directors, sophisticated, familiar with our operations, and there was no solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc.
a Delaware corporation

Dated: December 31, 2020		/s/ Kevin Moore
	By:	Kevin Moore
	Its:	Chief Executive Officer

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